SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2004

                             FIRST DELTAVISION, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                         0-23511                  87-0412182
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

         695 TOWN CENTER DRIVE, SUITE 260, COSTA MESA, CALIFORNIA 92626
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 434-9191

                   9005 COBBLE CANYON LANE, SANDY, UTAH 84093
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

      Not applicable.

Item 2. Acquisition or Disposition of Assets.

      Acquisition of Mogel Management Group. On January 1, 2004, First Deltavision acquired 100% of the outstanding common stock of Mogel Management Group, Inc. from Bruce Mogel, Larry B. Anderson, and James T. Ligon, our current directors and executive officers, for promissory notes with an aggregate principal amount of $60,000.00. The notes are due on December 31, 2004 and bear interest at the rate of six percent. We will conduct our operations through this wholly-owned subsidiary.

      Our Business.

      We are a development stage company that seeks to acquire, own, and operate hospitals and surgical services throughout the United States. We have assembled a team of professionals with critical experience in hospital and healthcare system management, operations, finance, legal, human resources, risk management, medical relations, marketing, and reimbursement. Our objective is to be the primary provider of quality specialty healthcare services in the markets that we serve.

      We have currently identified in excess of six acute care hospitals and four healthcare related businesses as potential immediate acquisition targets. We target hospitals for acquisition that are financially distressed and underperforming and whose owners are seeking to sell or lease these hospitals. After acquiring a hospital, we intend to implement a number of strategies designed to improve financial performance. These strategies include implementing cost control systems, improving accounts receivable processing, government aid reimbursement processes, and cash flow management, implementing human resources and compliance initiatives, and improving labor negotiations and practices.

      Our target hospitals will typically provide healthcare services such as internal medicine, general surgery, cardiology, oncology, obstetrics, orthopedics, neurosurgery, cancer treatment, spinal surgery, bariatric surgery, pain management, rehabilitation, subacute care, diagnostic and emergency services. In addition, these target hospitals may also provide outpatient and ancillary healthcare services such as outpatient surgery, laboratory, radiology, respiratory therapy, home healthcare and physical therapy.

Item 3. Bankruptcy or Receivership.

      Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

      Not applicable.


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Item 5. Other Events.

      Change in Address of Principal Executive Office. We have moved our principal executive offices to the following address:

      First Deltavision, Inc.
      695 Town Center Drive, Suite 260
      Costa Mesa, California 92626
      (714) 434-9191

      Completion of Private Placement. On January 6, 2004, we closed a combined private offering under Section 4(2) of the Securities Act and Regulation D thereunder of a total of 1,660,000 shares of our common stock. We received $415,000 in gross proceeds in the offering. The Shares were sold at $.0.25 per share, representing a discount of 87.5% from the average of the closing prices for the ten consecutive trading days up to and including January 1, 2004.

Item 6. Resignations of Registrant's Directors.

      Not applicable.

Item 7. Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired.

            The financial statements required by Item 310(c) of Regulation S-B in connection with the acquisition of Mogel Management Group described above will be provided by an amendment to this report filed within 60 days of the date hereof.

      (b) Pro forma financial information.

      The pro forma financial information required by Item 310(d) of Regulation S-B with the acquisition of Mogel Management Group described above will be provided by an amendment to this report filed within 60 days of the date hereof.

      (c) Exhibits.

      2.1 Securities Purchase Agreement by and among First Deltavision, Inc., Mogel Management Group, Inc., and the stockholders of Management Group, Inc., dated as of January 1, 2004.

Item 8. Change in Fiscal Year.

      We have determined to change our fiscal year from ending on June 30 of each year to ending on December 31 of each year. We will file a transition report on Form 10-KSB.


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Item 9. Regulation FD Disclosure.

      Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST DELTAVISION, INC.
                                        (Registrant)


Date:  January 16, 2004                 By: /s/ Bruce Mogel
                                           -------------------------------------
                                           Bruce Mogel, Chief Executive Officer


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